Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of Builders FirstSource, Inc. of our report dated March 4, 2015 relating to the combined financial statements of ProBuild Holdings, Inc., which appears in Builders FirstSource, Inc.’s Current Report on Form 8-K dated May 1, 2015. We also consent to the reference to us under the heading “Experts” in such Amendment No. 2 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, CO

July 20, 2015